EXHIBIT 99.1

Alignment Healthcare Appoints Jody Bilney and Yon Yoon Jorden to its Board of Directors

ORANGE, Calif., Dec. 27, 2021 (GLOBE NEWSWIRE) -- Alignment Healthcare (NASDAQ: ALHC), a tech-enabled Medicare Advantage company, today announced the appointment of Jody Bilney and Yon Yoon Jorden to its Board of Directors, effective Jan. 1, 2022.

“We are delighted to welcome Jody and Yon to the board. Both leaders bring exceptional experience in business transformation, strategy and finance as well as health care industry expertise that will help guide the company as it works to scale nationwide," said Joseph Konowiecki, chairman, Alignment Healthcare Board of Directors.

Bilney is an accomplished executive with a track record of driving brand transformation and business strategy. From 2013 to 2020, she served as the chief consumer officer of Humana, Inc., where she focused on consumer-driven initiatives and led the company’s Wellness Solutions business. Prior to Humana, Bilney served as executive vice president and chief brand officer for Bloomin’ Brands, Inc., a restaurant company, where she led brand and business strategy, marketing, corporate communications and business development. She also has held senior executive positions at Charles Schwab and Verizon. She is currently a member of the boards of directors of Chuy’s Holdings, Inc. (Nasdaq: CHUY) and Masonite, Inc. (NYSE: DOOR).

Jorden has held strategic senior management and board positions in the health care services, technology, and manufacturing sectors. She is currently a director and audit committee member for Cohu, Inc. (Nasdaq: COHU) and is a director, audit committee chair and human capital committee member for Capstone Green Energy Corporation (Nasdaq: CGRN). Additionally, she serves as a director and finance committee member of Texas-based Methodist Health System. Prior to her current roles, Jorden served as director and held various committee roles at Maxwell Technologies, Inc., Magnetek, Inc., US Oncology and BioScrip, Inc. During her business career, she has served as chief financial officer of four publicly traded companies in the software, pharmacy benefits management, managed care and oil and gas sectors.

The addition of Bilney and Jorden expands Alignment’s board from nine to 11 members and increases the female presence to more than one third. The board already touts an impressive roster of renowned and respected leaders from the clinical, policy and business communities, including Joseph Konowiecki, David Hodgson, Jacqueline Kosecoff, Jeffrey H. Margolis, Margaret McCarthy, Dr. Mark McClellan, Thomas (TJ) Carella and Robbert Vorhoff. Alignment Healthcare Founder and CEO John Kao also serves on the board.

"Jody and Yon's diverse backgrounds and strategic insights will be valuable as we advance our mission of delivering the best care to our seniors and becoming the most trusted senior health care brand in the country,” said Kao.

For more information, please visit www.alignmenthealthcare.com.

ABOUT ALIGNMENT HEALTHCARE
Alignment Healthcare is a consumer-centric platform delivering customized health care in the United States to seniors and those who need it most, the chronically ill and frail, through its Medicare Advantage plans. Alignment Healthcare provides partners and patients with customized care and service where they need it and when they need it, including clinical coordination, risk management and technology facilitation. Alignment Healthcare offers health plan options through Alignment Health Plan and also partners with select health plans to help deliver better benefits at lower costs.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are subject to risks and uncertainties and are based on assumptions that may prove to be inaccurate, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to attract new members and enter new markets; our ability to maintain a high rating for our plans on the Five Star Quality Rating System; risks associated with being a government contractor; changes in laws and regulations applicable to our business model; changes in market or industry conditions and receptivity to our technology and services; results of litigation or a security incident; the impact of shortages of qualified personnel and related increases in our labor costs; and the impact of COVID-19 on our business and results of operation. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including our registration statement filed with the SEC on November 16, 2021, and our Quarterly Report on Form 10-Q filed with the SEC on November 4, 2021. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Investor Contact:
Bob East
ICR Westwicke for Alignment Healthcare
AlignmentIR@westwicke.com

Media Contact:
Maggie Habib
mPR, Inc. for Alignment Healthcare
alignment@mpublicrelations.com